Exhibit 99.1
Infinera Corporation Reports Fourth Quarter and Fiscal Year 2013 Financial Results

Sunnyvale, CA, January 29, 2014 - Infinera Corporation (NASDAQ: INFN), provider of Intelligent Transport Networks™, today released financial results for the fourth quarter and fiscal year ended December 28, 2013.

GAAP revenues for the quarter were $139.1 million compared to $142.0 million in the third quarter of 2013 and $128.1 million in the fourth quarter of 2012.

GAAP gross margins for the quarter were 40% compared to 48% in the third quarter of 2013 and 34% in the fourth quarter of 2012. GAAP net loss for the quarter was $(10.2) million, or $(0.08) per share, compared to net income of $3.3 million, or $0.03 per diluted share, in the third quarter of 2013 and a net loss of $(16.1) million, or $(0.14) per share, in the fourth quarter of 2012.

Non-GAAP gross margins for the quarter were 41% compared to 49% in the third quarter of 2013 and 36% in the fourth quarter of 2012. Non-GAAP net loss for the quarter was $(0.2) million, or breakeven on an earnings per share basis, compared to net income of $12.8 million, or $0.10 per diluted share in the third quarter of 2013 and net loss of $(6.0) million, or $(0.05) per share, in the fourth quarter of 2012. These Non-GAAP measures exclude non-cash stock-based compensation expenses and the amortization of debt discount on our convertible senior notes.

GAAP revenues for the year were $544.1 million compared to $438.4 million in 2012.

GAAP gross margins for the year were 40% compared to 36% in 2012. GAAP net loss for the year was $(32.1) million, or $(0.27) per share compared to $(85.3) million, or $(0.77) per share in 2012.

Non-GAAP gross margins for the year were 42% compared to 38% in 2012. Non-GAAP net income for the year was $4.0 million or $0.03 per diluted share in 2013, compared to net loss of $(43.5) million or $(0.38) per diluted share in 2012. These Non-GAAP measures exclude non-cash stock-based compensation expenses and the amortization of debt discount on our convertible senior notes.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

Management Commentary

“The fourth quarter was a solid finish to a very good year for Infinera, driven by continued acceptance of the DTN-X,” said Tom Fallon, chief executive officer. “We received purchase commitments from three additional customers in the quarter, including one new to Infinera, and we set another quarterly record for 100G port shipments.

“Our financial results for 2013 demonstrate the strong potential of the DTN-X. Revenues grew 24%, at least double the long haul DWDM market growth estimated by industry analysts; gross margins expanded significantly; we achieved $4 million Non-GAAP net income compared with $43.5 million Non-GAAP net loss in 2012; and we generated $12 million in net free cash flow for the year. Since its introduction in mid 2012, we have received purchase commitments for the DTN-X from a total of 42 customers, representing a cross section of industries including Tier 1 carriers, cable operators, Internet content providers and bandwidth wholesalers. Of these, 15 are new customers to Infinera. These achievements met or exceeded the targets that we provided at our Analyst Day in December of 2012.

“As we look ahead, we believe the opportunity for the DTN-X remains wide open with the 100G cycle still in its early stages. Infinera’s Intelligent Transport Network and the DTN-X offers important differentiated features, including its super-channel scale, converged OTN switching and GMPLS network automation. For 2014, we plan to continue our focus on winning new deployments and gaining market share, while driving enhanced profitability, and we remain optimistic about our outlook over the short, intermediate and long-term.”

Conference Call Information:

Infinera will host a conference call for analysts and investors to discuss its fourth quarter results and its outlook for the first quarter today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the Investor Relations’ section of the company’s website at www.infinera.com. Following the webcast, an archived version will be available on the website for 90 days. To hear the replay, parties in the United States and Canada should call 1-866-379-4236. International parties can access the replay at 1-203-369-0338.

About Infinera

Infinera provides Intelligent Transport Networks to help carriers exploit the increasing demand for cloud-based services and data center connectivity as they advance into the Terabit Era. Infinera is unique in its use of breakthrough semiconductor technology to deliver large scale Photonic Integrated Circuit (PICs) and the application of PICs to vertically integrated optical networking solutions that deliver the industry’s only commercially available 500 Gb/s FlexCoherent super-channels. Infinera Intelligent Transport Network solutions include the DTN-X, DTN and ATN platforms. Find more at www.infinera.com.

Contacts:

Media: Anna Vue	Investors/Analysts: Jenifer Kirtland/Bob Jones
avue@infinera.com	jkirtland@infinera.com/bjones@infinera.com
Infinera Corporation	Infinera Corporation
916-595-8157	408-543-8139/408-543-8140

Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties.  Forward-looking statements include statements regarding Infinera’s expectations, beliefs, intentions or strategies including statements regarding the opportunity for DTN-X and the Company’s plans for 2014. Such forward-looking statements can be identified by forward-looking words such as "anticipated," "believed," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include aggressive business tactics by our competitors, our reliance on single-source suppliers, our ability to protect our intellectual property, claims by others that we infringe their intellectual property, and our ability to respond to rapid technological changes, and other risks that may impact our business are set forth in our annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 5, 2013, as well as subsequent reports filed with or furnished to the SEC. These reports are available on our website at www.infinera.com and the SEC’s website at www.sec.gov.  Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information

In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses and amortization of debt discount on our convertible senior notes. We believe these adjustments are appropriate to enhance an overall understanding of our underlying financial performance and also our prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss), basic and diluted net income (loss) per share, or gross margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” We anticipate disclosing forward-looking non-GAAP information in our conference call to discuss our fourth quarter results, including an estimate of non-GAAP earnings for the first quarter of 2014 that excludes non-cash stock-based compensation expenses and amortization of debt discount on our convertible senior notes.

A copy of this press release can be found on the Investor Relations’ page of Infinera’s website at www.infinera.com.

Infinera Corporation and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
GAAP Condensed Consolidated Statements of Operations
(In thousands, except share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Revenue:
Product	$115,102	$109,444	$465,424	$380,035
Services	23,990	18,620	78,698	58,402
Total revenue	139,092	128,064	544,122	438,437
Cost of revenue(1) :
Cost of product	73,385	77,127	295,715	259,437
Cost of services	9,795	7,669	29,768	21,431
Total cost of revenue	83,180	84,796	325,483	280,868
Gross profit	55,912	43,268	218,639	157,569
Operating expenses(1) :
Research and development	30,859	26,660	124,794	117,233
Sales and marketing	19,857	20,558	72,778	75,862
General and administrative	12,277	11,563	45,253	47,475
Total operating expenses	62,993	58,781	242,825	240,570
Loss from operations	(7,081)	(15,513)	(24,186)	(83,001)
Other income (expense), net:
Interest income	287	233	923	911
Interest expense	(2,634)	—	(6,061)	—
Other gain (loss), net:	(336)	(158)	(1,141)	(1,050)
Total other income (expense), net	(2,683)	75	(6,279)	(139)
Loss before income taxes	(9,764)	(15,438)	(30,465)	(83,140)
Provision for income taxes	414	650	1,654	2,190
Net loss	$(10,178)	$(16,088)	$(32,119)	$(85,330)
Net loss per common share, basic and diluted	$(0.08)	$(0.14)	$(0.27)	$(0.77)
Weighted average shares used in computing basic and diluted net loss per common share	119,743	112,311	117,425	110,739

_____________________________

(1)	The following table summarizes the effects of stock-based compensation related to employees and non-employees for the three and twelve months ended December 28, 2013 and December 29, 2012:

	Three Months Ended		Twelve Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Cost of revenue	$489	$735	$1,871	$2,710
Research and development	2,725	2,852	10,900	13,306
Sales and marketing	1,965	2,802	7,624	10,450
General and administration	1,789	1,797	5,956	9,529
	6,968	8,186	26,351	35,995
Cost of revenue - amortization from balance sheet*	1,206	1,949	5,625	5,824
Total stock-based compensation expense	$8,174	$10,135	$31,976	$41,819

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2013	September 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Reconciliation of Gross Profit:
U.S. GAAP as reported	$55,912	$68,371	$43,268	$218,639	$157,569
Stock-based compensation(1)	1,695	1,549	2,684	7,496	8,534
Non-GAAP as adjusted	$57,607	$69,920	$45,952	$226,135	$166,103
Reconciliation of Gross Margin:
U.S. GAAP as reported	40%	48%	34%	40%	36%
Stock-based compensation(1)	1%	1%	2%	2%	2%
Non-GAAP as adjusted	41%	49%	36%	42%	38%
Reconciliation of Income (Loss) from Operations:
U.S. GAAP as reported	$(7,081)	$6,445	$(15,513)	$(24,186)	$(83,001)
Stock-based compensation(1)	8,174	7,643	10,135	31,976	41,819
Non-GAAP as adjusted	$1,093	$14,088	$(5,378)	$7,790	$(41,182)
Reconciliation of Net Income (Loss):
U.S. GAAP as reported	$(10,178)	$3,347	$(16,088)	$(32,119)	$(85,330)
Stock-based compensation(1)	8,174	7,643	10,135	31,976	41,819
Amortization of debt discount(2)	1,814	1,770	—	4,164	—
Non-GAAP as adjusted	$(190)	$12,760	$(5,953)	$4,021	$(43,511)
Net Income (Loss) per Common Share - Basic:
U.S. GAAP as reported	$(0.08)	$0.03	$(0.14)	$(0.27)	$(0.77)
Non-GAAP as adjusted	$—	$0.11	$(0.05)	$0.03	$(0.39)
Net Income (Loss) per Common Share - Diluted:
U.S. GAAP as reported	$(0.08)	$0.03	$(0.14)	$(0.27)	$(0.77)
Non-GAAP as adjusted(3)	$—	$0.10	$(0.05)	$0.03	$(0.38)
Weighted average shares used in computing net income (loss) per common share - U.S . GAAP:
Basic	119,743	118,740	112,311	117,425	110,739
Diluted	119,743	124,679	112,311	117,425	110,739
Weighted average shares used in computing net income (loss) per common share - Non-GAAP:
Basic	119,743	118,740	112,311	117,425	110,739
Diluted(3)	125,134	124,679	114,115	122,167	113,124

_____________________________

(1)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees:

	Three Months Ended			Twelve Months Ended
	December 28, 2013	September 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Cost of revenue	$489	$422	$735	$1,871	$2,710
Research and development	2,725	2,434	2,852	10,900	13,306
Sales and marketing	1,965	1,853	2,802	7,624	10,450
General and administration	1,789	1,807	1,797	5,956	9,529
	6,968	6,516	8,186	26,351	35,995
Cost of revenue - amortization from balance sheet*	1,206	1,127	1,949	5,625	5,824
Total stock-based compensation expense	$8,174	$7,643	$10,135	$31,976	$41,819
 *    Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(2)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on our $150 million 1.75% convertible debt issuance in May 2013 over the term of the notes. These amounts have been adjusted in arriving at our non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of our underlying business performance.

(3)	Diluted shares used to calculate net loss per share on a non-GAAP basis provided for informational purposes only.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	December 28, 2013	December 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$124,330	$104,666
Short-term investments	172,660	76,146
Accounts receivable, net of allowance for doubtful accounts of $43 in 2013 and $147 in 2012	100,643	107,039
Other receivables	1,313	2,909
Inventory	123,685	127,809
Deferred inventory costs	705	1,029
Deferred tax asset	1,322	155
Prepaid expenses and other current assets	14,412	9,744
Total current assets	539,070	429,497
Property, plant and equipment, net	79,668	80,343
Deferred inventory costs, non-current	2	100
Long-term investments	64,419	2,874
Cost-method investment	9,000	9,000
Long-term restricted cash	3,904	3,868
Other non-current assets	4,863	2,488
Total assets	$700,926	$528,170
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,843	$61,428
Accrued expenses	22,431	26,288
Accrued compensation and related benefits	33,899	22,325
Accrued warranty	12,374	7,262
Deferred revenue	32,402	26,744
Total current liabilities	140,949	144,047
Long-term debt	109,164	—
Accrued warranty, non-current	10,534	9,220
Deferred revenue, non-current	4,888	3,210
Deferred tax liability	1,364	117
Other long-term liabilities	16,217	15,440
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of December 28, 2013 and December 29, 2012
Issued and outstanding shares - 119,887 as of December 28, 2013 and 112,461 as of December 29, 2012	120	112
Additional paid-in capital	1,025,661	930,618
Accumulated other comprehensive loss	(3,486)	(2,228)
Accumulated deficit	(604,485)	(572,366)
Total stockholders’ equity	417,810	356,136
Total liabilities and stockholders’ equity	$700,926	$528,170

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 28, 2013	December 29, 2012
Cash Flows from Operating Activities:
Net loss	$(32,119)	$(85,330)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24,562	23,661
(Recovery of) provision for other receivables	(88)	—
Provision for doubtful accounts	55	94
Amortization of debt discount and issuance costs	4,522	—
Amortization of premium on investments	1,539	2,068
Stock-based compensation expense	31,976	41,819
Non-cash tax benefit	—	(7)
Other gain	(243)	(475)
Changes in assets and liabilities:
Accounts receivable	6,341	(26,517)
Other receivables	1,435	(1,894)
Inventory	(3,036)	(40,623)
Prepaid expenses and other assets	(4,992)	2,293
Deferred inventory costs	395	5,741
Accounts payable	(20,202)	15,410
Accrued liabilities and other expenses	11,272	6,915
Deferred revenue	7,337	3,763
Accrued warranty	6,426	3,616
Net cash provided by (used in) operating activities	35,180	(49,466)
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(288,140)	(54,150)
Proceeds from sale of available-for-sale investments	2,850	11,584
Proceeds from maturities and calls of investments	125,624	117,605
Proceeds from disposal of assets	3	1
Purchase of property and equipment	(21,068)	(25,395)
Reimbursement of manufacturing capacity advance	—	50
Change in restricted cash	(69)	(827)
Net cash provided by (used in) investing activities	(180,800)	48,868
Cash Flows from Financing Activities:
Proceeds from issuance of debt, net	144,469	—
Proceeds from issuance of common stock	23,185	11,580
Repurchase of common stock	(1,544)	(882)
Net cash provided by financing activities	166,110	10,698
Effect of exchange rate changes on cash	(826)	108
Net change in cash and cash equivalents	19,664	10,208
Cash and cash equivalents at beginning of period	104,666	94,458
Cash and cash equivalents at end of period	$124,330	$104,666
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$2,135	$923
Cash paid for interest	$1,320	$—
Supplemental schedule of non-cash financing activities:
Non-cash settlement for manufacturing capacity advance	$—	$275
Transfer of inventory to fixed assets	$5,458	$3,222

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q1'12	Q2'12	Q3'12	Q4’12	Q1'13	Q2’13	Q3'13	Q4'13
Revenue ($ Mil)	$104.7	$93.5	$112.2	$128.1	$124.6	$138.4	$142.0	$139.1
Gross Margin % (1)	40%	37%	39%	36%	36%	39%	49%	41%
Invoiced Shipment Composition:
Domestic %	71%	70%	70%	63%	63%	64%	73%	54%
International %	29%	30%	30%	37%	37%	36%	27%	46%
Largest Customer %	13%	15%	13%	13%	14%	<10%	17%	11%
Cash Related Information:
Cash from (used in) Operations ($ Mil)	$(5.8)	$(22.7)	$(29.3)	$8.3	$(21.3)	$17.9	$12.8	$25.8
Capital Expenditures ($ Mil)	$13.6	$6.1	$2.5	$3.2	$4.9	$4.5	$4.2	$7.5
Depreciation & Amortization ($ Mil)	$5.5	$5.7	$6.1	$6.4	$6.3	$6.3	$5.9	$6.0
DSO’s	57	55	74	76	82	64	56	66
Inventory Metrics:
Raw Materials ($ Mil)	$15.3	$14.8	$12.4	$13.0	$12.2	$9.8	$12.1	$14.3
Work in Process ($ Mil)	$41.6	$49.4	$59.8	$57.3	$53.1	$41.0	$45.7	$49.2
Finished Goods ($ Mil)	$44.7	$50.9	$46.3	$57.5	$65.7	$70.5	$65.7	$60.2
Total Inventory ($ Mil)	$101.6	$115.1	$118.5	$127.8	$131.0	$121.3	$123.5	$123.7
Inventory Turns (1)	2.5	2.1	2.3	2.6	2.4	2.8	2.3	2.6
Worldwide Headcount	1,210	1,228	1,235	1,242	1,219	1,238	1,296	1,318

(1)	Amounts reflect non-GAAP results. Non-GAAP adjustments include non-cash stock-based compensation expense.